Exhibit 10.6

GIBSON ENERGY ULC

SUPPLEMENTAL NON-REGISTERED SAVINGS PLAN

Effective April 1, 2009

TABLE OF CONTENTS

Page

ARTICLE 1
INTRODUCTION	1

ARTICLE 2
DEFINITIONS AND INTERPRETATION	1

ARTICLE 3
ELIGIBILITY AND MEMBERSHIP	3

ARTICLE 4
CONTRIBUTIONS AND VESTING	3

ARTICLE 5
INVESTMENT OPTIONS	4

ARTICLE 6
WITHDRAWALS DURING EMPLOYMENT	5

ARTICLE 7
PAYMENTS UPON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT	5

ARTICLE 8
ADMINISTRATION AND COMMUNICATION	6

ARTICLE 9
AMENDMENT OR TERMINATION OF THE PLAN	6

ARTICLE 10
GENERAL PROVISIONS	7

i

ARTICLE 1
INTRODUCTION

1.1                               This document, as amended from time to time, constitutes the Gibson Energy ULC Supplemental Non-Registered Savings Plan (the “Plan”).  The purpose of the Plan is to recognize the service of certain employees and to encourage such employees to continue in the employment of Gibson Energy ULC (the “Company”) or another Participating Company (as herein defined) until they retire.  Subject to the terms and conditions contained herein, the purpose of the Plan is to help participating Members (as herein defined) accumulate additional savings and achieve a more financially secure retirement, consistent with the Company’s overall retirement and savings goals and objectives.

1.2                               The Plan is a non-tax sheltered group employee savings plan, comprised of individual non-registered savings plans for Members.

1.3                               The Plan is not a salary deferral arrangement, employee trust, employee benefit plan or retirement compensation arrangement, all as defined by the Income Tax Act. Members of the Plan shall have no right to benefits other than as expressly described herein.

1.4                               The Plan is effective as of April 1, 2009 (the “Effective Date”). The Plan shall apply to eligible employees designated as Members who retire or terminate their employment with a Participating Company on or after the Effective Date. No employee of a Participating Company who retired or terminated their employment prior to said Effective Date shall be entitled to benefits under this Supplemental Plan.

ARTICLE 2
DEFINITIONS AND INTERPRETATION

2.1                               Definitions.  In the Plan, the following terms shall, unless the context clearly indicates otherwise, have the following meanings:

(a)                                  “Account” means the individual non-registered savings plan account established for each Member under the group non-registered savings plan with the Record Keeper;

(b)                                 “Beneficiary” means the Member’s beneficiary designated for purposes of the Plan in accordance with the procedures adopted for such purpose by the Company from time to time or, if none, the Member’s estate;

(c)                                  “Board of Directors” means the Board of Directors of the Company;

(d)                                 “Company” means Gibson Energy ULC and any successor company, whether by amalgamation, merger or otherwise;

(e)                                  “Earnings” means annualized base salary paid to a Member;

(f)                                    “Effective Date” means April 1, 2009;

(g)                                 “Income Tax Act” means the Income Tax Act (Canada) and any applicable provincial income tax act, as amended from time to time, together with any regulations and rules made thereunder from time to time;

(h)                                 “Member” means an employee of a Participating Company who meets the conditions of participation set out in Section 3.1 hereof who is designated for participation in the Plan in accordance with Section 3.2 hereof;

(i)                                     “Participating Company” means the Company and such of its subsidiaries, affiliates and partnerships as may be designated by the Board of Directors from time to time to participate in this Plan;

(j)                                     “Plan” means the Gibson Energy ULC Supplemental Non-Registered Savings Plan as set forth in this document and as amended from time to time;

(k)                                  “Record Keeper” means such provider of administrative, record keeping, investment and other services as shall be retained by the Company for purposes of the Plan from time to time;

(l)                                     “Registered Pension Plan” means the Retirement Plan for Employees of Gibson Energy ULC, as amended from time to time;

(m)                               “Spouse” means, in relation to a Member,

(i)                                     the person who, at the relevant time, was married to and had not been living separate and apart from the Member for three (3) or more consecutive years, or

(ii)                                  if there is no person to whom (i) applies, the person who, immediately preceding the relevant time, had lived with the Member in a conjugal relationship (a) for a continuous period of at least three (3) years, or (b) of some permanence, if there is a child of the relationship by birth or adoption;

and who is the same person as the spouse or pension partner of the Member for purposes of the Registered Pension Plan.

2.2                               Number and Gender.  In this Plan, reference to the male gender includes the female gender unless the context requires otherwise, and words importing the singular number include the plural number unless the context requires otherwise, and vice versa.

2.3                               Captions and Headings.  The captions, headings and table of contents of this Plan are included for convenience of reference only and shall not be used in interpreting the provisions of this Plan.

2.4                               Definitions Incorporated by Reference.  Terms used and not otherwise defined in this Plan which are defined in the Registered Pension Plan shall have the meanings ascribed thereto in the Registered Pension Plan.

ARTICLE 3
ELIGIBILITY AND MEMBERSHIP

3.1                               Conditions for Eligibility.  To be eligible to be designated for participation in the Plan, an individual must be an employee of a Participating Company and must meet the following conditions:

(a)                                  The employee must be a member of the Registered Pension Plan;

(b)                                 The employee must contribute at the maximum contribution level permitted under the Registered Pension Plan; and

(c)                                  The employee must remain eligible to participate in the Plan pursuant to Section 6.2.

3.2                               Designation as Member.  An employee of a Participating Company who meets the conditions for eligibility set out in Section 3.1 and who (a) holds the position of Vice President or higher with a Participating Company or (b) is otherwise designated by the Board of Directors, or its authorized delegate, as a Member, shall be entitled to become a Member and to participate in the Plan.

3.3                               Enrolment.  An employee of a Participating Company who meets the conditions for participation set out in Section 3.1 and is so designated by the Board of Directors, or its authorized delegate, pursuant to Section 3.2 shall become a Member upon receipt by the Company and/or the Record Keeper of such completed enrolment forms as may be prescribed by the Company from time to time, in form and substance satisfactory to the Company, including without limitation, the Member’s written agreement to be bound by the terms of this Plan.

3.4                               Suspension of Participation.  If a Member fails to continue to meet any of the conditions set out in Section 3.1 hereof, such Member’s participation in the Plan shall be suspended until such time as the conditions are once again met.  Notice of suspension and reinstatement shall be provided to the Member in writing by the Company.

3.5                               Continuing Membership.  A Member, whose participation has not been suspended in accordance with Section 3.4, shall continue to be a Member for as long as he has any benefits owing under the Plan.  Upon payment to a Member or Beneficiary hereunder of the value of the Member’s Account, such Member or Beneficiary, as applicable, shall no longer have any rights or entitlements under the Plan.

ARTICLE 4
CONTRIBUTIONS AND VESTING

4.1                               No Member Contributions.  Members shall be neither required nor permitted to make contributions under the Plan.

4.2                               Company Contributions.  A Participating Company shall contribute the gross amount of thirty percent (30%) of a Member’s Earnings in each year to the Account of each Member employed by that Participating Company, less any amounts required to be withheld pursuant to Section 4.3.  All contributions made by the Company shall immediately vest in the Member upon deposit to the Member’s Account.

4.3                               Contributions on After-Tax Basis.  All amounts deposited to a Member’s Account in accordance with Section 4.2 shall be net of any applicable tax or other required withholdings on the gross contribution by the Participating Company, and the Participating Company which is the employer of a Member shall withhold and remit to applicable taxation authorities any amounts required to be withheld and remitted by it.

4.4                               Remittance of Contributions.  The Participating Companies shall remit all contributions to the Plan not less frequently than monthly.

4.5                               Cessation of Contributions.  Notwithstanding anything to the contrary contained herein, contributions to the Plan shall cease immediately upon a Member no longer being an employee of a Participating Company.  For greater certainty, all contributions to the Plan pursuant to Section 4.2 shall be suspended during any period when the Member’s participation in the Plan is suspended in accordance with Section 3.4. and during any period when the Member is on an unpaid leave of absence and is not receiving payment of Earnings from the Company.

ARTICLE 5
INVESTMENT OPTIONS

5.1                               Options for Investment.  The Company shall select a range of investment options that will be offered to Members under the Plan.  The Company may, in its sole discretion, add or remove investment options under the Plan from time to time.

5.2                               Information Regarding Investment Options.  The Record Keeper shall provide Members with investment information about the investment options offered under the Plan in the Plan enrolment package upon a Member becoming a participant in the Plan, and from time to time thereafter when investment options are amended or revised.

5.3                               Investment of Accounts.  Each Member shall direct the investment of contributions to, and amounts held in, the Member’s Account within the range of investment options offered under the Plan by completing such forms as may be prescribed for such purposes by the Company and the Record Keeper.

5.4                               Investment Changes.  Any investment election made by a Member pursuant to Section 5.2 shall continue in effect until changed by the Member.  A Member may change his investment option at any time in accordance with the procedures adopted by the Company and the Record Keeper from time to time.

5.5                               Default Investment Option.  If a Member fails to provide full and complete instructions to the Record Keeper regarding the investment of the Member’s Account, monies held in such Account shall be invested in such default investment option as shall be selected by the Company from time to time.

ARTICLE 6
WITHDRAWALS DURING EMPLOYMENT

6.1                               Withdrawals.  While a Member participates in the Plan, the Member may only withdraw contributions made to his or her Account and investment returns thereon and remain as a participant in the Plan with the approval of the Company.  The Company will only grant approval to a Member’s request for withdrawal from the Member’s Account if such request is made in one of the following circumstances:

(a)                                  For the payment of any applicable taxes in respect of earnings on the assets held in the Member’s Account where such tax liability is $10,000 or more and satisfactory evidence thereof is furnished to the Company upon request;

(b)                                 Marriage breakdown requiring an allocation of assets pursuant to a court order or legal separation agreement, a copy of which is furnished to the Company upon request; or

(c)                                  Otherwise in the Company’s discretion in compelling circumstances.

6.2                               Unapproved Withdrawals.  Notwithstanding any other provision of the Plan, in the event that a Member makes a withdrawal from his Account without the approval of the Company pursuant to Section 6.1, such withdrawal will result in the termination of the Member’s participation in the Plan.

ARTICLE 7
PAYMENTS UPON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT

7.1                               Payment upon Retirement or Termination.  Upon a Member ceasing to be employed by a Participating Company by reason of retirement or other termination of employment, all monies held in the Member’s Account shall be paid out by means of one or more of the following payment options, in accordance with the Member’s election:

(a)                                  To purchase from the Record Keeper or another insurance company acceptable to the Company, in its sole discretion, such available type of annuity as selected by the Member which may be purchased with the balance of the Member’s Account; or

(b)                                 As a lump sum cash payment.

7.2                               Payment upon Death.  If a Member dies while employed by a Participating Company, all monies held in the Member’s Account shall be paid out by means of a lump sum cash payment to the Member’s Beneficiary.

7.3                               Provision of Statement of Options.  Upon termination of employment, death or retirement of a Member, the Record Keeper shall provide the Member (or Beneficiary, as applicable), with a statement explaining the options available to the Member (or Beneficiary, as applicable), for settlement of the Member’s Account in accordance with this Article 7.

7.4                               Default Payment Option.  If a Member fails to elect a method of settlement under Section 7.1 within ninety (90) days of the Member’s retirement or termination of employment, following such ninety (90) day period:

(a)                                  the Member’s Account shall be held and distributed in accordance with the procedures adopted by the Record Keeper from time to time and communicated to Members in the booklet distributed by it to Plan Members, and

(b)                                 such Member shall continue to be responsible for any expenses and fees incurred in connection with his Account in accordance with Section 8.2.

ARTICLE 8
ADMINISTRATION AND COMMUNICATION

8.1                               Administration by the Company.  The plan shall be administered by the Company.  The Company may establish such rules and regulations for the management and administration of the Plan as it may determine from time to time.  The Company shall be entitled to delegate any or all of its duties and responsibilities under this Plan to one or more Record Keepers in accordance with any agreements which may be entered into by the Company and any such Record Keepers.  Notwithstanding the foregoing, the Company retains the right and shall be responsible for interpreting the terms of the Plan, including but not limited to, determining matters relating to eligibility, employment status, and Earnings, in accordance with the terms of the Plan.  Any determination made by the Company with respect to the rights or obligations of any party under the Plan shall be final and binding on all concerned.

8.2                               Fees and Expenses.  All investment management fees and expenses shall be paid by deducting such amounts from the Members’ Accounts.  The Company will have the responsibility to pay any other fees or expenses related to the operation or administration of the Plan.

8.3                               Taxes.  Subject to the provisions of Section 6.1(a), each Member shall be solely responsible for the payment of any income tax, capital gains tax or penalty tax that may be incurred in respect of the Member’s Account under the Plan.  The Record Keeper will provide to each Member, on an annual basis, such tax reporting forms as are required in respect of the Member’s Account.

8.4                               Account Statements.  The Record Keeper shall provide, not less frequently than twice per year, a statement to each Member describing the entitlement of the Member under the plan, including but not limited to, the market value of the Member’s Account and the allocation among the investment options.

ARTICLE 9
AMENDMENT OR TERMINATION OF THE PLAN

9.1                               Amendment and Termination.  The Company intends to maintain the Plan indefinitely but reserves the right to amend, modify, suspend or terminate the Plan, either in whole or in part, at any time and from time to time, provided that no such amendment or modification shall adversely affect Members’ accrued rights and entitlements as at the date of the amendment or modification.

Any modification or amendment to the Plan may be made, retroactively if necessary, when the Company deems it necessary or appropriate to bring the Plan into conformity with applicable laws, regulations or rulings (including, but not limited to, the Income Tax Act), or to improve the benefits provided under the Plan.  All such amendments shall be binding on the Company, any Participating Company and on each Member.

9.2                               Payment on Termination.  In the event that the Plan is terminated, all monies held in the Members’ Accounts shall be paid out in accordance with one or more of the payment options available to the Member pursuant to Section 7.1, as directed by the Member.

ARTICLE 10
GENERAL PROVISIONS

10.1                        Governing Law.  The Plan and all of the rights and obligations hereunder shall be construed, governed and administered in accordance with the laws of the province of Alberta and the laws of Canada applicable therein.

10.2                        Severability.  If any provision, or part thereof, of the Plan is deemed to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforceability of any other provision or part thereof, and the Plan shall be construed and enforced as if such provision had not been included therein.

10.3                        No Assignment.  Except to the extent required by law, the benefits under the Plan are not capable of assignment, loan, alienation, surrender, commutation, pledge, encumbrance or charge or to attachment or legal process for debts of the person receiving such benefits or given as security, and do no confer upon any Member, Beneficiary, personal representative or dependant, or any other person, any right or interest in the benefits capable of being assigned, surrendered, commuted or otherwise alienated.

10.4                        No Right to Employment.  Nothing contained herein shall be deemed to give any Member the right to be retained in the service of a Participating Company or to interfere with the rights of a Participating Company to discharge or lay off any Member at any time and to deal with such Member without regard to the effect which such treatment might have upon such Member’s participation in the Plan.